UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 3, 2010

PHOENIX FOOTWEAR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31309	15-0327010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 106 Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including are code (760) 602-9688

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 3, 2010, Phoenix Footwear Group, Inc. (the “Company”), together with its subsidiaries, H.S. Trask & Co., and Penobscot Shoe Company, entered into a Loan and Security Agreement with Gibraltar Business Capital, LLC (“Gibraltar Business Capital”) as agent for the benefit of Gibraltar Business Capital and Westran Industrial Loan Co., LLC (“Westran Industrial Loan Co”), (collectively “the Lenders”), for a three-year revolving credit facility and a three-year term loan, collateralized by substantially all of the assets of the Company and its subsidiaries. The Loan and Security Agreement provides for up to $5.75 million in borrowing capacity consisting of a secured first lien revolving credit facility of up to $4.25 million (subject to a borrowing base as defined in the Loan and Security Agreement) with a three-year maturity (the “Revolving Credit Facility”) and a secured second lien term loan of $1.5 million with a three-year maturity (the “Term Loan Facility”).

Under the Loan and Security Agreement, the Company entered into the following promissory notes with the Lenders: $3,250,000 Revolving Credit Note with Gibraltar Business Capital; $1,000,000 Revolving Credit Note with Westran Industrial Loan Co., LLC; $1,000,000 Term Loan Note with Westran Industrial Loan Co., LLC; and, $500,000 Term Loan Note with Gibraltar Business Capital, LLC.

Proceeds from the borrowings made on November 3, 2010, were used to pay in full the outstanding balances of $2.9 million, including a $60,000 of prepayment penalties, owed to its prior lender, First Community Financial. As a result, all commitments under the Accounts Receivable and Inventory Security Agreement dated December 4, 2009, with First Community Financial, a Division of Pacific Western Bank, as amended, and related $4,500,000 Multiple Advance Promissory Note dated December 4, 2009 and Intellectual Property Security Agreement dated December 4, 2009 were terminated, all borrowings thereunder were repaid, and all liens thereunder were released, in each case effective November 4, 2010.

Borrowings under the Revolving Credit Facility bear interest at a rate equal to the prime rate plus 8.00%. Borrowings under the Term Loan Facility bear interest at a rate equal to the prime rate plus 12.75%. In addition, the Company will be charged a $5,000 monthly loan servicing fee. A prepayment premium will be due the lenders if the Company terminates the credit facility prior to the original three year term date. The prepayment premium is based on 3% of the outstanding credit facility for prepayments within the first year of closing, 2% of the outstanding credit facility for prepayments within the second year of closing, and 1% of the outstanding credit facility for prepayments within the third year of closing prior to the termination date.

The Loan and Security Agreement includes various financial and other covenants with which the Company has to comply in order to maintain borrowing availability and avoid penalties, including maintaining required EBITDA amounts.

Other covenants include, but are not limited to, covenants limiting or restricting the Company’s ability to incur indebtedness, incur liens, enter into mergers or consolidations, dispose of assets, make investments, pay dividends, enter into transactions with affiliates, or prepay certain indebtedness. The Loan and Security Agreement also contains customary events of default including, but not limited to, payment defaults, covenant defaults, cross-defaults to other indebtedness, material judgment defaults, inaccuracy of representations and warranties, bankruptcy and insolvency events, defects in the Lenders’ security interests, change in control events and material adverse change. The occurrence of an event of default will increase the interest rate by 4.0% over the rate otherwise applicable and could result in the acceleration of all obligations of the Company to the Lenders with respect to indebtedness, whether under the Loan and Security Agreement or otherwise.

The Loan and Security Agreement also provides a right of first offer in favor of the Lenders in connection with any new equity securities issued by the Company, or securities convertible or exercisable for equity securities. The amount that the Company must first offer is that portion of such new securities up to a maximum amount so that if purchased by the Lender such new securities together with all other shares of capital stock of Borrower owned by the Lender shall not exceed 1% of the Company’s outstanding common stock on a fully diluted basis on the date of purchase. Each Lender has the right to purchase such amount at the price and on the terms of the new equity issuance. The right of first offer does not apply to: (i) stock dividends or stock splits; (ii) convertible securities previously subject to this right of first offer; (iii) employee incentive awards; (iv) existing warrants; and (v) securities issued in an acquisition or other reorganization or recapitalization.

In connection with the Loan and Security Agreement, the Company also entered into the following additional agreements with Gibraltar Business Capital as agent for the Lenders on November 3, 2010: 1) an Intellectual Property Security Agreement in which it granted a continuing security interest in the Company’s intellectual property, including its trademarks, license agreements, goodwill, copyrights, trade secrets, and patents; 2) a Pledge Agreement under which it pledged the shares of its subsidiaries H.S. Trask & Co., Penobscot Shoe Company and PXG Canada, Inc., as collateral for the loans; and 3) a Deposit Account Control Agreement with Pacific Western Bank, with respect to the security interest granted the Lenders in the Company’s deposit account with Pacific Western Bank.

Also, in connection with the Loan and Security Agreement, the Company’s Chief Executive Officer and Chief Financial Officer, James Riedman and Dennis Nelson, respectively, provided personal guarantees dated November 3, 2010, of their respective representations and warranties as to the status and validity of the Company’s accounts receivable and other collateral securing the credit facility, based on their actual knowledge. The guarantees of collection provide an indemnity in favor of Gibraltar Business Capital and the Lenders against actual damages resulting from any breach of their representations and warranties, but not consequential damages or lost profits.

This summary of the Loan and Security Agreement and related instruments and documents executed pursuant thereto does not purport to be complete and are qualified in their entirety by reference to the full text thereof, which the Company expects to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended October 2, 2010.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders

The information set forth in Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference. The Loan and Security Agreement provides that the Company shall not pay any dividends to stockholders without the prior written consent of Gibraltar Business Capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC. (Registrant)

Date: November 9, 2010	/S/ DENNIS T. NELSON
Dennis T. Nelson Chief Financial Officer, Secretary and Treasurer